EXHIBIT 10.1

RETIREMENT BONUS AREEMENT AND
GENERAL RELEASE

     This Retirement Bonus Agreement and General Release (“Agreement”) is entered into by Ricky Gujral (“Employee”), and Hydrogen Power, Inc. (“HPI”) (collectively, the “Parties”).

     WHEREAS, Employee has decided to retire from HPI.; and

     WHEREAS, HPI wishes to recognize the value Employee brought to HPI during her tenure as CEO; and

     WHEREAS, a triggering event has occurred under the Executive Severance Agreement (“ESA”) that would have entitled Employee to severance payments; and

     WHEREAS, notwithstanding these severance rights the Employee wishes to receive a retirement bonus instead of severance benefits and the Employee will hereby give a full release of any claims for severance that the Employee may have against HPI and in exchange for the other covenants and agreements contained herein;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree and promise as follows:

     1. EMPLOYEE'S RETIREMENT. Pursuant to this Agreement, Employee will retire effective as of…………,………………………….. (the "Retirement Date").

     2. RETIREMENT BONUS.

          a. The Employee shall be entitled to be paid on the Retirement Date by Hydrogen Power, Inc. a retirement bonus of $750,000.00. which amount was advanced to the Employee in November, 2006 (referred to in this Agreement as the “Retirement Bonus.”)

          b. Employee acknowledges that except as otherwise provided in 2(a) above, Employee’s Benefits cease on Employee’s Retirement Date.

          c. Employee and HPI acknowledge that nothing in this Agreement limits Employee’s right to receive her regular base salary through the Retirement Date shall be determined in accordance with the ESA. Further,

Employee shall receive payment for all vacation or paid time off that has accrued and remains unused as of Employee’s Separation Date.

          d. Except as set forth herein, and options already granted Employee is not entitled to receive any further compensation or benefits of any sort from Hydrogen Power, Inc. or their respective affiliates, or any of their respective officers, directors, employees, agents, insurance companies, attorneys, subsidiaries, successors or assigns.

          e. Employee represents that Employee has not filed, initiated, or caused to be filed or initiated, any legal action covering any claim released in this Agreement and hereby agrees and promises that Employee will never file, initiate or cause to be filed or initiated, at any time subsequent to the execution of the Agreement, any claim, suit, complaint, action, or cause of action, in any state or federal court based in whole or in part on the matters herein released, except to the extent such waiver is precluded by law. Employee further agrees not to seek to share or participate in any recovery arising out of, based upon, or relating to matters released hereunder, and agrees not to voluntarily participate, assist or cooperate in any suit, action, or proceeding against or regarding the Released Parties, or any of them, unless compelled by law.

f. Employee shall be entitled to non-confidential information about the financial and other relevant matters pertaining to the progress of HPI in achieving its mission on at least a quarterly basis. Such information to be provided by the CEO of HPI including answers to specific questions by the Employee.

     3. GENERAL RELEASE OF CLAIMS. In consideration of the retirement bonus and benefits referred to herein, Employee hereby forever releases and discharges HPII, and HPI and their respective affiliates.(collectively, the “Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, that Employee had, now has, or may hereafter claim to have against the Released Parties from the beginning of time to the date Employee signs this Agreement. This release specifically extends to, without limitation, claims or causes of action for sexual harassment, wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, discrimination, harassment, disability, loss of future earnings, and claims under the United States Constitution, and applicable state and

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federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Retraining and Notification Act of 1988, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended and the Age Discrimination in Employment Act of 1967, as amended. Notwithstanding the foregoing, the parties expressly agree that Employee does not release any claim relating to the enforcement of this Agreement or the breach hereof.

     Employee understands and agrees, except as provided herein, that this Agreement is intended to include all claims, if any, which Employee may have and which Employee does not now know or suspect to exist in Employee’s favor against the Released Parties, and this Agreement extinguishes those claims.

     4. OWNERSHIP OF CLAIMS. Employee represents and agrees that neither Employee nor anyone acting on Employee’s behalf has assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims Employee is releasing in this Agreement.

     5. DISCOVERY OF DIFFERENT OR ADDITIONAL FACTS OR CHANGE IN CIRCUMSTANCES. Employee acknowledges that Employee might hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to a claim or claims released herein, and Employee expressly agrees to assume the risk of possible discovery of additional or different facts, and agrees that this Agreement shall be and remain effective, in all respects, regardless of such additional or different discovered facts.

     6. NON-ADMISSION OF LIABILITY. Nothing in this Agreement shall be construed as an admission of liability by Employee or the Released Parties; rather, Employee and the Released Parties are resolving all matters arising out of their respective employer-employee relationships with Employee and all other relationships between Employee and the Released Parties, as to each of which each of the Released Parties and Employee denies any liability.

     7. INDEMNIFICATION. To the fullest extent permitted by the indemnification provisions of the Articles of Incorporation and Bylaws of HPII or HPI in effect as of the date of this Agreement or as most recently in effect and the indemnification provisions of the corporation statute of the jurisdiction of Hydrogen Power, Inc. or

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Their respective place of incorporation in effect from time to time (collectively, the “indemnification Provisions”), and in each case subject to the conditions thereof, Hydrogen Power, Inc. and any of their respective successors shall (i) indemnify Employee, as an officer and employee of HPII, against all liabilities and reasonable expenses that may be incurred by Employee in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or administrative, or investigative and whether formal or informal, because the Employee is or was an officer or employee of HPI and with respect to which Employee may be indemnified by the corporation, and (ii) pay for or reimburse the reasonable expenses incurred by the Employee in the defense of any proceeding to which the Employee is a party or with respect to which Employee participates as a witness or otherwise because the Employee is or was an officer or employee of HPI. The rights of the Employee under the Indemnification Provisions shall survive the termination of the employment of the Employee by HPI.

     8. BINDING EFFECT. This Agreement shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns. This Agreement supersedes and replaces the earlier “Severance Agreement and General Release” signed by the Employee and HPII, and or HPI.

     9. SEVERABILITY. While the provisions contained in this Agreement are considered by the Parties to be reasonable in all circumstances, it is recognized that provisions of the nature in question may fail for technical reasons and, accordingly, it is hereby agreed and declared that if any one or more of such provisions shall, either by itself or themselves or taken with others, be adjudged to be invalid as exceeding what is reasonable in all circumstances for the protection of the interests of the parties, but would be valid if any particular restrictions or provisions were deleted or restricted or limited in a particular manner, then the said provisions shall apply with any such deletions, restrictions, limitations, reductions, curtailments, or modifications as may be necessary to make them valid and effective.

     10. ENTIRE AGREEMENT; MODIFICATION. This Agreement, the Retention Agreement and Participation Agreement constitute the entire understanding among the Parties and may not be modified without the express written consent of the Parties. This Agreement supersedes all prior written and/or oral and all contemporaneous oral agreements, understandings and negotiations regarding its subject matter.

     11. DISPUTE RESOLUTION. Each Party to this Agreement agrees that any dispute arising under or out of the matters contained herein shall be resolved in accordance with the ESA.

     12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced pursuant to the laws of the State of Washington applicable to contracts made and entirely to be performed therein.

     13. VOLUNTARY AGREEMENT; NO INDUCEMENTS. Each Party to this Agreement acknowledges and represents that Employee or it (a) has fully and carefully read this Agreement prior to signing it, (b) has been, or has had the opportunity to be, advised by independent legal counsel of his or its own choice at his or its own cost as to the legal effect and meaning of each of the terms and conditions of this Agreement, and (c) is entering into this Agreement freely and voluntarily and not in reliance on any promises or representations other than as set forth in this Agreement.

I HAVE READ THE FOREGOING AGREEMENT AND I ACCEPT AND AGREE TO ITS PROVISIONS VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date written below.

Dated: March 7, 2007
/s/ Ricky Gujral Ricky Gujral	/s/ John Martin Hydrogen Power, Inc.